Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Golden State Water Company Investment Incentive Program Administrative Committee
San Dimas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-47647 and 333-129873) of Golden State Water Company of our report dated July 12, 2011, relating to the financial statements and supplemental schedules of the Golden State Water Company Investment Incentive Program which appear in this Form 11-K.

/s/ BDO USA, LLP
Costa Mesa, California
July 12, 2011